CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Capital Protected Notes due 2012	$2,200,000	$67.54

December 2007 Pricing Supplement No. 450 Registration Statement No. 333-131266 Dated December 21, 2007 Filed pursuant to Rule 424(b)(2)
S T R U C T U R E D  I N V E S T M E N T S
Opportunities in Equities
Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices
The notes offered are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the accompanying prospectus supplement and prospectus, as supplemented and modified by this pricing supplement.  At maturity, if the notes have not previously been redeemed, we will pay per note the stated principal amount of $10 plus a supplemental redemption amount based on the increase, if any, in the value of the underlying basket on the determination date. The notes are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
FINAL TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$2,200,000
Issue price:	$10 per note (see “Commissions and Issue Price” below)
Stated principal amount:	$10 per note
Pricing date:	December 21, 2007
Original issue date:	December 31, 2007 (5 business days after the pricing date)
Maturity date:	December 31, 2012
Interest:	None
Basket:	Basket Indices	Bloomberg Ticker Symbol	Weighting	Index Closing Value on Basket Setting Date	Multiplier
	Dow Jones Euro STOXX 50® Index (the “Euro STOXX 50 Index”)	SX5E	33.3333%	4,404.61	0.000756782
	S&P 500® Index	SPX	33.3333%	1,484.46	0.002245483
	Nikkei 225 Index	NKY	33.3333%	15,552.59	0.000214326
Principal protection	100%
Issuer call right:	Quarterly. Beginning on December 30, 2009, we have the right to call the notes for the redemption prices set forth below.
Call notice date:	If we elect to call the notes, at least 5 but not more than 30 calendar days notice will be given before the call date specified in the notice.
Final call notice date:	September 25, 2012 (5 calendar days prior to the last call date)
Redemption price:	Call Date:	Redemption Price:	Call Date:	Redemption Price:
	December 30, 2009	$11.60	June 30, 2011	$12.80
	March 30, 2010	$11.80	September 30, 2011	$13.00
	June 30, 2010	$12.00	December 30, 2011	$13.20
	September 30, 2010	$12.20	March 30, 2012	$13.40
	December 30, 2010	$12.40	June 30, 2012	$13.60
	March 30, 2011	$12.60	September 30, 2012	$13.80
Payment at maturity:	If the notes have not previously been called by us, the payment at maturity per $10 stated principal amount of notes will equal:
$10 + supplemental redemption amount, if any
Supplemental redemption amount:	(i) $10 times (ii) the index percent change times (iii) the participation rate, provided that the supplemental redemption amount will not be less than $0
Index percent change:	(final index value – initial index value) / initial index value
Participation rate:	100%
Initial index value:	10, which is the sum of the products of the index closing value and multiplier for each basket index, each as determined on the applicable basket setting date.
Final index value:	The basket closing value on the determination date
Basket closing value:	The sum of the products of the index closing value and multiplier for each basket index
Determination date:	December 27, 2012
Basket setting date:
With respect to the S&P 500 Index, the pricing date.
With respect to the Euro STOXX 50 Index and the Nikkei 225 Index, the index business day for such basket index immediately following the pricing date.

CUSIP:	61747W794
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Company
Per Note:	$10	$0.275	$9.725
Total:	$2,200,000	$60,500	$2,139,500
(1)
The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of the notes purchased by that investor.  The lowest price payable by an investor is $9.90 per note.  Please see “Syndicate Information” on page 4 for further details.

(2)	For additional information, see “Plan of Distribution” in the accompanying prospectus supplement for capital protected notes.
The notes involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 7.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW.
Amendment No. 1 to Prospectus Supplement for Capital Protected Notes dated December 21, 2006
Prospectus dated January 25, 2006

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

Fact Sheet

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the accompanying prospectus supplement and prospectus, as supplemented and modified by this pricing supplement.  At maturity, if the notes have not previously been redeemed, we will pay per note the stated principal amount of $10 plus a supplemental redemption amount based on the increase, if any, in the value of the basket on the determination date. The notes are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Key Dates
Pricing Date	Original Issue Date (Settlement Date)	Maturity Date
December 21, 2007	December 31, 2007 (5 business days after the pricing date)	December 31, 2012
Key Terms
Issuer:	Morgan Stanley
Issue price:	$10 (see “Syndicate Information” on page 4)
Stated principal amount:	$10
Interest:	None
Basket:	Basket Indices	Bloomberg Ticker Symbol	Weighting	Index Closing Value on Basket Setting Date	Multiplier
	Dow Jones Euro STOXX 50® Index (the “Euro STOXX 50 Index”)	SX5E	33.3333%	4,404.61	0.000756782
	S&P 500® Index	SPX	33.3333%	1,484.46	0.002245483
	Nikkei 225 Index	NKY	33.3333%	15,552.59	0.000214326
Principal protection:	100%
Issuer call right:	Quarterly. Beginning on December 30, 2009, we have the right to call the notes for the redemption prices set forth below.
Call notice date:	If we call the notes, at least 5 but not more than 30 calendar days notice will be given before the call date specified in the notice.
Final call notice date:	September 25, 2012 (5 calendar days prior to the last call date)
Redemption price:	Call Date:	Redemption Price:	Call Date:	Redemption Price:
	December 30, 2009	$11.60	June 30, 2011	$12.80
	March 30, 2010	$11.80	September 30, 2011	$13.00
	June 30, 2010	$12.00	December 30, 2011	$13.20
	September 30, 2010	$12.20	March 30, 2012	$13.40
	December 30, 2010	$12.40	June 30, 2012	$13.60
	March 30, 2011	$12.60	September 30, 2012	$13.80
Payment at maturity:	If the notes have not previously been called by us, the payment at maturity per $10 stated principal amount of notes will equal:
$10 + supplemental redemption amount, if any
Supplemental redemption amount:	(i) $10 times (ii) the index percent change times (iii) the participation rate, provided that the supplemental redemption amount will not be less than $0
Index percent change:	(final index value – initial index value) / initial index value
Participation rate:	100%
Initial index value:	10, which is the sum of the products of the index closing value and multiplier for each basket index, each as determined on the applicable basket setting date
Final index value:	The basket closing value on the determination date
Basket closing value:	The sum of the products of the index closing value and multiplier for each basket index
Determination date:	December 27, 2012
Basket setting date:
With respect to the S&P 500 Index, the pricing date.
With respect to the Euro STOXX 50 Index and the Nikkei 225 Index, the index business day for such basket index immediately following the pricing date.

Risk factors:	Please see “Risk Factors” on page 7.

December 2007	Page 2

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

General Information
Listing:	The notes will not be listed on any securities exchange.
CUSIP:	61747W794
Minimum ticketing size:	100 notes
Tax considerations:
The notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, even though no stated interest is payable on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  We have determined that the “comparable yield” is a rate of 4.8468% per annum, compounded semi-annually.  Based on the comparable yield set forth above, the “projected payment schedule” for a note (assuming an issue price of $10) consists of a projected amount equal to $12.7056 due at maturity. You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the notes.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
January 1, 2008 through June 30, 2008	$0.2423	$0.2423
July 1, 2008 through December 31, 2008	$0.2482	$0.4906
January 1, 2009 through June 30, 2009	$0.2542	$0.7448
July 1, 2009 through December 31, 2009	$0.2604	$1.0052
January 1, 2010 through June 30, 2010	$0.2667	$1.2719
July 1, 2010 through December 31, 2010	$0.2732	$1.5451
January 1, 2011 through June 30, 2011	$0.2798	$1.8249
July 1, 2011 through December 31, 2011	$0.2866	$2.1114
January 1, 2012 through June 30, 2012	$0.2935	$2.4049
July 1, 2012 through December 31, 2012	$0.3006	$2.7056

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the notes, and we make no representation regarding the actual amounts of payments that will be made on a note.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Income Taxation — Tax Consequences to Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York (as successor Trustee to JPMorgan Chase Bank, N.A.)
Calculation agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Use of proceeds and hedging:
The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries.

On or prior to the basket setting dates, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the notes by taking positions in futures and options contracts on the basket indices. Such purchase activity could have increased the value of the basket indices, and therefore the value at which the basket indices must close on the determination date before you would receive at maturity a payment that exceeds the stated principal amount of the notes.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement for capital protected notes.

December 2007	Page 3

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

ERISA:	See “ERISA” in the prospectus supplement for capital protected notes.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Syndicate Information
Issue price of the notes	Selling concession	Principal amount of the notes for any single investor
$10.00	$0.275	<$999K
$9.95	$0.225	$1MM-$2.99MM
$9.925	$0.20	$3MM-$4.99MM
$9.90	$0.175	>$5MM

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the notes distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the notes.  We encourage you to read the accompanying prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

December 2007	Page 4

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

How the Notes Work

We will have the right to call the notes on specified quarterly call dates beginning on December 30, 2009.  If we elect to call the notes prior to the stated maturity date, you will receive only the specified redemption price for the relevant call date, which will give you a yield of 8% per annum on the stated principal amount of each note.  Set forth below are the quarterly call dates and the applicable redemption prices for such call dates.

Call date:	Redemption price:	Call date:	Redemption price:
December 30, 2009	$11.60	June 30, 2011	$12.80
March 30, 2010	$11.80	September 30, 2011	$13.00
June 30, 2010	$12.00	December 30, 2011	$13.20
September 30, 2010	$12.20	March 30, 2012	$13.40
December 30, 2010	$12.40	June 30, 2012	$13.60
March 30, 2011	$12.60	September 30, 2012	$13.80

If the notes have not previously been redeemed by us, at maturity, you will receive for each $10 stated principal amount of notes that you hold a supplemental redemption amount in addition to the stated principal amount of $10 if the final index value is greater than the initial index value.  The supplemental redemption amount will be equal to the product of (i) $10 times (ii) the percentage, if any, by which the final index value exceeds the initial index value times (iii) the participation rate.  Presented below is a hypothetical example showing how the payout on the notes, including the supplemental redemption amount, is calculated, as well as a table showing a range of hypothetical payouts on the notes.

Example:
The hypothetical final index value is 50% greater than the initial index value and the notes have not previously been redeemed.

Initial index value:	10

Hypothetical final index value:	15

Participation rate:	100%

Supplemental redemption amount per note: =		$10 x [(15 – 10)/10] x 10% = $5

In the example above, the total payment at maturity per note will equal $15, which is the sum of the stated principal amount of $10 and a supplemental redemption amount of $5.

The table below illustrates the payment at maturity (including, where relevant, the payment of the supplemental redemption amount) for a $10 stated principal amount note for a hypothetical range of index percent change and does not cover the complete range of possible payouts at maturity.

Index percent change	Final index value	Stated principal amount	Supplemental redemption amount	Payment at maturity	Percent return on $10 note
50%	15	$10	$5	$15	50%
40%	14	$10	$4	$14	40%
30%	13	$10	$3	$13	30%
20%	12	$10	$2	$12	20%
10%	11	$10	$1	$11	10%
0%	10	$10	$0	$10	0%
–10%	9	$10	$0	$10	0%
–20%	8	$10	$0	$10	0%
–30%	7	$10	$0	$10	0%
–40%	6	$10	$0	$10	0%
–50%	5	$10	$0	$10	0%

December 2007	Page 5

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

Payment at Maturity

100% principal protection.  At maturity, if the notes have not previously been redeemed, we will pay you at least $10, plus the supplemental redemption amount, if any.

The supplemental redemption amount based on the basket indices.  The supplemental redemption amount will be equal to the product of $10 times the participation rate times the percentage, if any, by which the final index value exceeds the initial index value.  If the final index value is greater than the initial index value, the supplemental redemption amount will be calculated as follows:

supplemental redemption amount	=	$10 x	participation rate	x	(final index value – initial index value)
initial index value

where,

participation rate	=	100%

initial index value	=	10

final index value	=	the basket closing value as determined on the determination date

basket closing value	=	the sum of the products of the index closing value of each basket index and the applicable multiplier for such basket index

If the final index value is less than or equal to the initial index value, the supplemental redemption amount will be zero.

December 2007	Page 6

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the notes.  For further discussion of these and other risks you should read the section entitled “Risk Factors” in the accompanying prospectus supplement for capital protected notes.  We also urge you to consult with your investment, legal, tax, accounting and other advisers before you invest in the notes.

Structure Specific Risk Factors

¡
The notes may not pay more than the stated principal amount at maturity.  If the index percent change is less than or equal to 0% and we have not previously called the notes, you will receive only the stated principal amount of $10 for each note you hold at maturity.

¡
The notes do not pay interest.  Because the supplemental redemption amount due at maturity may equal zero or the basket may not increase in value by more than the yield which would be paid on an ordinary debt security, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.

¡
Appreciation potential is limited.  The appreciation potential of the notes is limited by our call right.  We may call the notes on specified quarterly call dates beginning on December 30, 2009 for the redemption price specified for the relevant call date.  The applicable redemption price will be an amount of cash per note that gives you a yield of 8% per annum on the stated principal amount of each note.  If the notes are redeemed, you may not be able to reinvest at comparable terms or returns.

¡
Market price of the notes will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including:  the value of each of the basket indices at any time and, in particular, on the determination date, the volatility of the basket indices, interest and yield rates in the market, geopolitical conditions and economic, financial, political and regulatory or judicial events, the time remaining to the maturity of the notes, the dividend rate on the stocks underlying the basket indices and our creditworthiness.

¡
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.

¡
Changes in the value of one or more of the basket indices may offset each other.  Movements in the basket indices may not correlate with each other.  At a time when the value of one or more of the basket indices increases, the value of one or more of the other basket indices may not increase as much or may even decline in value.  Therefore, in calculating the index percent change, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices.

¡
Adjustments to the basket indices could adversely affect the value of the notes.  The publisher of any basket index can add, delete or substitute the stocks underlying the basket index, and can make other methodological changes that could change the value of the basket index.  The publisher of any basket index may discontinue or suspend calculation or publication of the basket index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index and is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  Any of these actions could adversely affect the value of the notes.

¡
You have no shareholder rights.  As an investor in the notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie any of the basket indices.

December 2007	Page 7

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

¡
There are risks associated with investments in securities indexed to the value of foreign equity securities.  Investments in securities indexed to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries.  Foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

¡	Investing in the notes is not equivalent to investing in the basket indices. Investing in the notes is not equivalent to investing in the basket indices or their component stocks.

Other Risk Factors

¡
Secondary trading may be limited.  The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  Even if there is a secondary market, it may not provide significant liquidity.  Accordingly, you should be willing to hold your notes to maturity.

¡
Potential adverse economic interest of the calculation agent.  The economic interests of MS & Co., as the calculation agent, and of MS & Co. and other affiliates of ours that will carry out hedging activities related to the notes, or that trade in the component stocks of the basket indices or other instruments related to the basket indices, are potentially adverse to your interests as an investor in the notes.  The hedging or trading activities of our affiliates on or prior to the basket setting dates could have affected the index closing values of each basket index on the applicable basket setting dates and, as a result, could have increased the values at which the basket indices must close on the determination date before you receive a payment at maturity that exceeds the stated principal amount on the notes.  Additionally, such hedging or trading activities during the term of the notes could adversely affect the value of the basket indices on the determination date and, accordingly, the amount of cash you will receive at maturity.

December 2007	Page 8

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

Information about the Basket Indices

The Dow Jones Euro STOXX 50® Index. The Euro STOXX 50 index is composed of 50 component stocks of market sector leaders from within the Dow Jones STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.  For additional information about the Euro STOXX 50 index, see “Annex A—Underlying Indices and Underlying Index Publishers Information—Dow Jones Euro STOXX 50® Index” in the accompanying prospectus supplement for capital protected notes.

The S&P 500® Index.  The S&P 500 index, which is calculated, maintained and published by Standard & Poor’s® Corporation, consists of 500 component stocks selected to provide a performance benchmark for the U.S. equity markets.  For additional information about the S&P 500 index, see “Annex A—Underlying Indices and Underlying Index Publishers Information—S&P 500® Index” in the accompanying prospectus supplement for capital protected notes.

The Nikkei 225 Index. The Nikkei 225 Index currently is based on 225 underlying stocks trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries.  All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE.  Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE.  For additional information about the Nikkei 225 Index, see “Annex A—Underlying Indices and Underlying Index Publishers Information—Nikkei 225 Index” in the accompanying prospectus supplement for capital protected notes.

License Agreement between STOXX Limited and Morgan Stanley.  “Dow Jones Euro STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.  The notes are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the notes.  See “Annex A—Underlying Indices and Underlying Index Publishers Information—Dow Jones Euro STOXX 50® Index” in the accompanying prospectus supplement for capital protected notes.

License Agreement between Standard & Poor’s® Corporation and Morgan Stanley.  “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. See “Annex A—Underlying Indices and Underlying Index Publishers Information—S&P 500® Index” in the accompanying prospectus supplement for capital protected notes.

License Agreement between Nikkei Inc. and Morgan Stanley.  As of the original issue date, we will have received the consent of Nikkei Inc., the publisher of the Nikkei 225 Index, to use and refer to the Nikkei 225 Index in connection with the notes.  Nikkei Inc. has the copyright to the Nikkei 225 Index.  All rights to the Nikkei 225 Index are owned by Nikkei Inc.  Nikkei Inc. has no relationship to us or the notes; it does not sponsor, endorse, authorize, sell or promote the notes, and has no obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the return on your investment.  See “Annex A—Underlying Indices and Underlying Index Publishers Information—Nikkei 225 Index” in the accompanying prospectus supplement for capital protected notes.

December 2007	Page 9

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

Historical Information
The following tables set forth the published high, low and end-of-quarter index closing values for each basket index for each calendar quarter from January 1, 2002 to the applicable basket setting date.  The graphs following each basket index’s table set forth the historical performance of each respective basket index for the same periods.  The index closing values for the Euro STOXX 50 Index, the S&P 500 Index and the Nikkei 225 Index on the applicable basket setting dates were 4,404.61, 1,484.46 and 15,552.59, respectively.  We obtained the information in the tables and graphs from Bloomberg Financial Markets, without independent verification.  The historical values and performance of the basket indices should not be taken as an indication of future performance.  We cannot give you any assurance that the index percent change at maturity will be greater than zero so that you will receive a payment in excess of the stated principal amount of the notes.
Euro STOXX 50 Index	High	Low	Period End
2002
First Quarter	3,833.09	3,430.18	3,784.05
Second Quarter	3,748.44	2,928.72	3,133.39
Third Quarter	3,165.47	2,187.22	2,204.39
Fourth Quarter	2,669.89	2,150.27	2,386.41
2003
First Quarter	2,529.86	1,849.64	2,036.86
Second Quarter	2,527.44	2,067.23	2,419.51
Third Quarter	2,641.55	2,366.86	2,395.87
Fourth Quarter	2,760.66	2,434.63	2,760.66
2004
First Quarter	2,959.71	2,702.05	2,787.49
Second Quarter	2,905.88	2,659.85	2,811.08
Third Quarter	2,806.62	2,580.04	2,726.30
Fourth Quarter	2,955.11	2,734.37	2,951.01
2005
First Quarter	3,114.54	2,924.01	3,055.73
Second Quarter	3,190.80	2,930.10	3,181.54
Third Quarter	3,429.42	3,170.06	3,428.51
Fourth Quarter	3,616.33	3,241.14	3,578.93
2006
First Quarter	3,874.61	3,532.68	3,853.74
Second Quarter	3,890.94	3,408.02	3,648.92
Third Quarter	3,899.41	3,492.11	3,899.41
Fourth Quarter	4,140.66	3,880.14	4,119.94
2007
First Quarter	4,272.32	3,906.15	4,181.03
Second Quarter	4,556.97	4,189.55	4,489.77
Third Quarter	4,557.57	4,062.33	4,381.71
Fourth Quarter (through December 27, 2007)	4,489.79	4,195.58	4,404.61

Euro STOXX 50 Index
January 1, 2002 through December 27, 2007

December 2007	Page 10

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

S&P 500 Index	High	Low	Period End
2002
First Quarter	1,172.51	1,080.17	1,147.39
Second Quarter	1,146.54	973.53	989.82
Third Quarter	989.03	797.70	815.28
Fourth Quarter	938.87	776.76	879.82
2003
First Quarter	931.66	800.73	848.18
Second Quarter	1,011.66	858.48	974.50
Third Quarter	1,039.58	965.46	995.97
Fourth Quarter	1,111.92	1,018.22	1,111.92
2004
First Quarter	1,157.76	1,091.33	1,126.21
Second Quarter	1,150.57	1,084.10	1,140.84
Third Quarter	1,129.30	1,063.23	1,114.58
Fourth Quarter	1,213.55	1,094.81	1,211.92
2005
First Quarter	1,225.31	1,163.75	1,180.59
Second Quarter	1,216.96	1,137.50	1,191.33
Third Quarter	1,245.04	1,194.44	1,228.81
Fourth Quarter	1,272.74	1,176.84	1,248.29
2006
First Quarter	1,307.25	1,254.78	1,294.83
Second Quarter	1,325.76	1,223.69	1,270.20
Third Quarter	1,339.15	1,234.49	1,335.85
Fourth Quarter	1,427.09	1,331.32	1,418.30
2007
First Quarter	1,459.68	1,374.12	1,420.86
Second Quarter	1,539.18	1,424.55	1,503.35
Third Quarter	1,553.08	1,406.70	1,526.75
Fourth Quarter (through December 21, 2007)	1,565.15	1,407.22	1,484.46

S&P 500 Index
January 1, 2002 through December 21, 2007

December 2007	Page 11

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

Nikkei 225 Index	High	Low	Period End
2002
First Quarter	11,919.30	9,420.85	11,024.94
Second Quarter	11,979.85	10,074.56	10,621.84
Third Quarter	10,960.25	9,075.09	9,383.29
Fourth Quarter	9,215.56	8,303.39	8,578.95
2003
First Quarter	8,790.92	7,862.43	7,972.71
Second Quarter	9,137.14	7,607.88	9,083.11
Third Quarter	11,033.32	9,265.56	10,219.05
Fourth Quarter	11,161.71	9,614.60	10,676.64
2004
First Quarter	11,770.65	10,365.40	11,715.39
Second Quarter	12,163.89	10,505.05	11,858.87
Third Quarter	11,896.01	10,687.81	10,823.57
Fourth Quarter	11,488.76	10,659.15	11,488.76
2005
First Quarter	11,966.69	11,238.37	11,668.95
Second Quarter	11,874.75	10,825.39	11,584.01
Third Quarter	13,617.24	11,565.99	13,574.30
Fourth Quarter	16,344.20	13,106.18	16,111.43
2006
First Quarter	17,059.66	15,341.18	17,059.66
Second Quarter	17,563.37	14,218.60	15,505.18
Third Quarter	16,385.96	14,437.24	16,127.58
Fourth Quarter	17,225.83	15,725.94	17,225.83
2007
First Quarter	18,215.35	16,642.25	17,287.65
Second Quarter	18,240.30	17,028.41	18,138.36
Third Quarter	18,261.98	15,273.68	16,785.69
Fourth Quarter (through December 25, 2007)	17,458.98	14,837.66	15,552.59

Nikkei 225 Index
January 1, 2002 through December 25, 2007

December 2007	Page 12

Callable Capital Protected Notes due December 31, 2012
Based on the Value of a Global Basket of Three Equity Indices

Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement for capital protected notes) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement for capital protected notes and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement for capital protected notes if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Amendment No. 1 to Prospectus Supplement for Capital Protected Notes dated December 21, 2006

Prospectus dated January 25, 2006

Terms used in this pricing supplement are defined in the prospectus supplement for commodity-linked capital protected notes or in the prospectus.  As used in this pricing supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

December 2007	Page 13